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EXHIBIT 4.1

                                     AMENDED
                        GENEREX BIOTECHNOLOGY CORPORATION
                             2001 STOCK OPTION PLAN


         The purpose of the Generex Biotechnology Corporation 2001 Stock Plan (the "Plan") is to provide (i) designated employees of Generex Biotechnology Corporation (the "Company") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options and nonqualified stock options (collectively, "Options"). The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

1.       Administration

         (a) Committee. The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") of the Board, which consists of two or more persons who are "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any Option grants as it deems appropriate.

         (b) Committee Authority. The Committee shall have the sole authority to
(i) determine the individuals to whom Options shall be granted under the Plan,
(ii) determine the type, size and terms of the Options to be made to each such individual, (iii) determine the time when the Options will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Option and (v) deal with any other matters arising under the Plan.

         (c) Delegation. The Committee may delegate certain of its duties to one or more of its members or to one or more agents as it may deem advisable. The Committee may employ attorneys, agents, consultants, accountants or other persons, and shall be entitled to rely upon the advice, opinions or valuations of such persons.

         (d) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.       Shares Subject to the Plan

         (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan or upon which awards under the Plan may be granted is 8,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 400,000 shares.. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan, unless otherwise provided by the Committee.

         (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) merger, reorganization or consolidation, (iii) reclassification or change in par value or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available under the Plan, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

3.       Eligibility for Participation

         (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees") and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

         (b) Selection of Optionees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Options under this Plan shall hereinafter be referred to as "Optionees."

4.       Granting of Options

         (a) Option Agreements. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Option Agreement"). The Committee shall approve the form and provisions of each Option Agreement.

         (b) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Option.

         (c) Type of Option and Price.

                  (i) The Committee may grant Options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock options") or Options that are not intended so to qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code). Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors. Unless otherwise provided in the Option Agreement, any Option granted under this Plan to an Employee is intended to be an Incentive Stock Option.

                  (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                  (iii) The Fair Market Value per share shall be the closing price of the Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported.

         (d) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant, which date of grant is determined by the Committee. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

         (e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Option Agreement. Unless a different vesting schedule is specified by the Committee in an Option Agreement, Options granted under this Plan shall vest in one-half increments on each annual anniversary of the date of grant over a period of two years. The Committee may accelerate, and may provide in the Option Agreement for the acceleration of, the exercisability of any or all outstanding Options at any time for any reason.

         (f) Reload Options. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for the grant of additional Options, or the Committee may grant additional Options, to purchase a number of shares of Company Stock equal to the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Exercise Price equal to the Fair Market Value of the Company Stock on the date of grant of such additional Options, or at such other Exercise Price as the Committee may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Committee shall determine.

         (g) Limit on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

5.       Termination of Employment, Disability or Death

         (a) General Rule. Except as provided below, an Option may only be exercised while the Optionee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that an Optionee ceases to be employed by, or provide service to, the Company for any reason other than (i) termination by the Company without Cause (as defined below), (ii) voluntary termination by the Optionee, (iii) Disability (as defined below) or (iv) death, any Option held by the Optionee shall terminate immediately (unless the Committee specifies otherwise). In addition, notwithstanding any other provision of this Plan, if the Committee determines that the Optionee has engaged in conduct that constitutes Cause at any time while the Optionee is employed by, or providing service to, the Company or after the Optionee's termination of employment or service, any Option held by the Optionee shall immediately terminate and the Optionee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Optionee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

         (b) Termination Without Cause; Voluntary Termination. In the event that an Optionee ceases to be employed by, or provide service to, the Company as a result of (i) termination by the Company without Cause (as defined below) or
(ii) voluntary termination by the Optionee, any Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 90 days after the date on which the Optionee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Optionee's Options that are not otherwise exercisable as of the date on which the Optionee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

         (c) Termination Because Disabled. In the event the Optionee ceases to be employed by, or provide service to, the Company because the Optionee is Disabled, any Option which is otherwise exercisable by the Optionee shall terminate unless exercised within one year after the date on which the Optionee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Optionee's Options which are not otherwise exercisable as of the date on which the Optionee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

         (d) Death. If the Optionee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Optionee ceases to be employed or provide service on account of a termination specified in Section 5(b) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Optionee shall terminate unless exercised within one year after the date on which the Optionee dies or otherwise ceased to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Optionee's Options that are not otherwise exercisable as of the date on which the Optionee dies or otherwise ceased to be employed by, or provide service to, the Company shall terminate as of such date.

         (e) Definitions.

                  (i) The term "Company" shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

                  (ii) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that an Optionee shall not be considered to have terminated employment or service until the Optionee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                  (iii) "Disability" shall mean an Optionee's becoming disabled under the Company's long-term disability plan, or, if the Optionee is not covered under such plan or no such plan is maintained, and in the case of an Incentive Stock Option, "Disability" shall mean an Optionee's becoming disabled within the meaning of Section 22(e)(3) of the Code.

                  (iv) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Optionee has:
(i) breached his or her employment or service contract with the Company; (ii) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service; (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; (iv) breached any written confidentiality, non-competition or non-solicitation agreement between the Optionee and the Company; or (v) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

6. Exercise of Options.

         (a) Notice of Exercise. A Optionee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.

         (b) Payment of Exercise Price. Along with the notice of exercise, the Optionee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) valued at Fair Market Value on the date of exercise, (iii) with the approval of the Committee, by surrender of outstanding awards under the Plan or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.

         (c) Payment of Tax. The Optionee shall pay the amount of any withholding tax due at the time of exercise.

7.       Deferrals

         The Committee may permit or require an Optionee to defer receipt of the delivery of shares that would otherwise be due to such Optionee in connection with any Option. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

8.       Withholding of Taxes

         (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state, local and other tax withholding requirements. The Company shall have the right to deduct from any amounts paid to the Optionee, any federal, state, local or other taxes required by law to be withheld with respect to such Options. The Company may require that the Optionee or other person receiving or exercising Options pay to the Company the amount of any federal, state, local or other taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Options.

         (b) Election to Withhold Shares. If the Committee so permits, an Optionee may elect, in the form and manner prescribed by the Committee, to satisfy the Company's income tax withholding obligation with respect to Options paid in Company Stock by having shares withheld up to an amount that does not exceed the Optionee's minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

9.       Transferability of Options

         (a) Nontransferability of Options. Except as provided below, only the Optionee may exercise rights under an Option during the Optionee's lifetime. A Optionee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Nonqualified Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Optionee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide that an Optionee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Optionee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10.      Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) Unless the Board approves such acquisition, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in a single transaction or series of transactions, of securities of the Company representing more than 20 percent of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 20 percent of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

         (b) A merger or consolidation of the Company is consummated with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 80 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

         (c) A sale or other disposition of all or substantially all of the assets of the Company occurs;

         (d) A liquidation or dissolution of the Company occurs; or

         (d) Shares of the Company's Special Voting Rights Preferred Stock are outstanding and a "Change of Control" under the terms and conditions of such securities occurs.

11.      Consequences of a Change of Control

         (a) Notice and Acceleration. Unless the Committee determines otherwise, any outstanding Options that are not yet exercisable or vested shall become exercisable or vested as of the Change of Control. The Committee shall provide notice to Optionees of the Change of Control as soon as practicable.

         (b) Assumption of Options. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

         (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions with respect to any or all outstanding
Options: (i) the Committee may require that Optionees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Optionee's unexercised Options exceeds the Exercise Price of the Options; or
(ii) the Committee may, after giving Optionees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

         (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right or action, the Change of Control would qualify for such treatments and the Company intends to use such treatments with respect to the Change of Control.

12.      Requirements for Issuance or Transfer of Shares

         (a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         (b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), an Optionee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwritten offering (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the "Market Standoff Period"). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13.      Cancellation and Recission of Options

         (a) Unless the Option Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Options at any time if the Optionee is not in compliance with all applicable provisions of the Option Agreement and the Plan, or if the Optionee engages in any "Detrimental Activity." For purposes of this Section 16, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, in violation of the Company's applicable agreement with the Optionee or of the Company's applicable policy regarding confidential information and intellectual property; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's applicable agreement with the Optionee or to the Company's applicable policy regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company, or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Optionee's employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including (but not limited to) the Company's business conduct guidelines; (vi) any attempt (directly or indirectly) to induce any employee of the Company to be employed or perform services elsewhere or any attempt (directly or indirectly) to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Optionee's being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

         (b) Upon exercise, payment or delivery pursuant to an Option, the Optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event an Optionee fails to comply with the provisions of paragraphs (a)(i)-(viii) of this
Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Optionee by the Company.

         (c) The Committee, in its sole discretion, may grant to an Optionee, in exchange for the surrender and cancellation of an Option previously granted to the Optionee, a new Option in the same or different form and containing such terms, including without limitation a price that is higher or lower than any price provided in the award so surrendered or cancelled.

14.      Amendment and Termination of the Plan

         (a) Amendment. The Committee may amend or terminate the Plan at any time; provided, however, that the Committee shall not increase the aggregate number of shares of Company Stock that may be issued or transferred under the Plan or upon which awards under the Plan may be granted, or otherwise materially amend the Plan, without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

         (b) Termination of Plan. No Incentive Stock Option may be granted more than ten years from the Plan's effective date. The Plan may be terminated by the Committee at any time.

         (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is made shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Committee acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Optionee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

15.      Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Option, including unpaid installments of Options.

16.      Rights of Participants

         Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

17.      No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.      Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19. Effective Date of the Plan. Subject to approval by the Company's stockholders, the Plan shall be effective as of May 4, 2001.

20.      Miscellaneous

         (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute Options may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.
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         (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of State of Delaware, without giving effect to the conflict of laws provisions thereof.